Exhibit 99.1

CERTIFICATE OF DESIGNATION

OF

SERIES B CONVERTIBLE PREFERRED STOCK

OF

INTERNATIONAL TEXTILE GROUP, INC.

International Textile Group, Inc., a Delaware corporation (the “Corporation”), certifies that pursuant to the authority contained in its Second Amended and Restated Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), its Board of Directors (the “Board of Directors”) has adopted the following resolution creating a new series of its previously authorized preferred stock, par value $.01 per share, designated as Series B Convertible Preferred Stock:

RESOLVED, that a new series of the authorized preferred stock, par value $.01 per share, of the Corporation be hereby created, and that the designation and amount thereof and the voting powers, preferences, and relative, participating, optional, and other special rights of the shares of such series, and the qualifications, limitations, or restrictions thereof are as follows:

Section 1. Designation and Amount.

The shares of the series of preferred stock created hereby shall be designated as the “Series B Convertible Preferred Stock” (the “Series B Convertible Preferred Stock”) and the number of shares constituting such series shall be 5,000,000. The initial liquidation preference of the Series B Convertible Preferred Stock shall be $25.00 per share (the “Series B Liquidation Value”). Section 7 below contains the definitions of certain defined terms used herein.

Section 2. Rank.

The Series B Convertible Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank (i) senior to both the Corporation’s Common Stock and to all classes and series of stock of the Corporation now or hereafter authorized, issued or outstanding, which by their terms specifically provide that they are junior to the Series B Convertible Preferred Stock or which do not specify their rank (collectively with the Common Stock, the “Series B Junior Securities”); (ii) on a parity with each other class of capital stock or series of preferred stock authorized or issued by the Corporation after the date hereof, the terms of which specifically provide that such class or series will rank on a parity with the Series B Convertible Preferred Stock as to dividend distributions and distributions upon the liquidation, winding up and dissolution of the Corporation (collectively referred to as “Series B Parity Securities”); and (iii) junior to the Corporation’s Series A Convertible Preferred Stock, par value $.01 per share, and to each other class of capital stock or other series of preferred stock authorized or issued by the Corporation after the date hereof the terms of which specifically provide that such class or series will rank senior to the Series B Convertible Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up or dissolution of the Corporation (collectively referred to as “Series B Senior Securities”).

Section 3. Voting Rights.

Except as may be otherwise provided in this Certificate of Designation or required by law, the Series B Convertible Preferred Stock shall vote together with all classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Series B Convertible Preferred Stock shall entitle the holder thereof to one vote per share.

Section 4. Reacquired Shares.

Any shares of Series B Convertible Preferred Stock converted, purchased, or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof, and, if necessary to provide for the lawful purchase of such shares, the capital represented by such shares shall be reduced in accordance with the DGCL. All such shares shall upon their cancellation (and compliance with any applicable provisions of the laws of the State of Delaware) become authorized but unissued shares of preferred stock, par value $.01 per share, of the Corporation and may be redesignated and reissued as part of any other series of preferred stock, par value $.01 per share, of the Corporation.

Section 5. Liquidation, Dissolution, or Winding Up.

(a) In the event of any liquidation, dissolution, or winding up of the Corporation (a “Series B Liquidation Event”), whether voluntary or involuntary, the holders of the shares of Series B Convertible Preferred Stock then outstanding shall, by reason of their ownership thereof, be entitled to receive, prior and in preference to any payment or distribution of any of the assets of the Corporation to the holders of any Series B Junior Securities, an amount (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series B Convertible Preferred Stock) in cash equal to 100% of the Series B Liquidation Value per share, plus any dividends declared and not paid on such shares to the date of liquidation, dissolution or winding up, (such amount being referred to herein as the “Series B Liquidation Preference”). If, upon the occurrence of any Series B Liquidation Event, the assets and funds to be distributed among the holders of the Series B Convertible Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, together with any payments due to holders of Series B Parity Securities on such an event, then the holders of all such shares of Series B Convertible Preferred Stock and any Series B Parity Securities shall share ratably in such distribution of assets in accordance with the amounts that would be payable on such distribution if the amounts to which the holders of outstanding shares of Series B Convertible Preferred Stock and the holders of outstanding shares of Series B Parity Securities are entitled were paid in full.

(b) For purposes of this Section 5, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation, nor the consolidation or merger of the Corporation with any one or more other corporations, shall be deemed to be a Series B Liquidation Event, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the Corporation.

Section 6. Series B Automatic Conversion.

(a) Upon the consummation of the first sale of shares of Common Stock by the Corporation pursuant to a bona fide underwritten public offering that results in aggregate net proceeds to the Corporation of not less than $50,000,000, pursuant to an effective registration statement under the Securities Act of 1933, to occur after the first issuance of shares of Series B Convertible Preferred Stock (the “Public Offering”), each issued and outstanding share of Series B Convertible Preferred Stock shall automatically convert (the “Series B Automatic Conversion”‘) into the number of fully paid and nonassessable shares of Common Stock as determined by the Series B Conversion Ratio. For purposes hereof “Series B Conversion Ratio” means (i) $25.00 per share (as it may hereafter be adjusted in connection with any stock split, subdivision or other combination of the outstanding shares of Series B Convertible Preferred Stock) divided by (ii) the price per share paid by the public in the Public Offering; provided, however, that, solely with respect to shares of Series B Convertible Preferred Stock issued or to be issued pursuant to awards under the Corporation’s 2008 Equity Incentive Plan (the “Plan”), if the total number of shares of Common Stock to be issued upon the Series B Automatic Conversion would exceed the maximum number of shares of Common Stock then available for issuance pursuant to awards under the Plan (as the same may be amended, modified or supplemented to the applicable date, the “Common Stock Availability”), then the Series B Conversion Ratio shall be adjusted such that the total number of shares of Common Stock issued upon such conversion shall equal the Common Stock Availability.

(b) No fractional shares of Common Stock shall be issued upon the conversion of any shares of Series B Convertible Preferred Stock pursuant to the Series B Automatic Conversion. In lieu of any fractional interest in a share of Common Stock that would otherwise be issuable upon the conversion of a share of Series B Convertible Preferred Stock, the Corporation shall have the option to round down to the nearest whole number the number of shares of Common Stock issuable upon such conversion and, in such event, shall purchase any such fractional share for a price equal to the product of (i) the price per share paid by the public in the Public Offering, multiplied by (ii) the relevant fraction of a share.

(c) All issued and outstanding shares of Series B Convertible Preferred Stock shall be converted automatically into shares of Common Stock as provided in Section (6)(a), whether or not the certificates representing such shares of Series B Convertible Preferred Stock are surrendered to the Corporation or its transfer agent.

(d) The Corporation shall at all times reserve and keep available, free from liens, charges and security interests and not subject to any preemptive rights, for issuance upon conversion of the Series B Convertible Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series B Convertible Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of Series B Convertible Preferred Stock in accordance with the terms hereof.

Section 7. Definitions.

For the purposes of the Certificate of Designation of Series B Convertible Preferred Stock that embodies this resolution:

“Common Stock” means the common stock, $0.01 par value per share, of the Corporation.

“Person” means an individual, partnership, corporation, limited liability company, or partnership, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof, or other entity of any kind.

“Series B Automatic Conversion” has the meaning set forth in Section 6(a).

“Series B Conversion Ratio” has the meaning set forth in Section 6(a).

“Series B Convertible Preferred Stock” has the meaning set forth in Section 1.

“Series B Junior Securities” has the meaning set forth in Section 1.

“Series B Liquidation Event” has the meaning set forth in Section 5(a).

“Series B Liquidation Preference” has the meaning set forth in Section 5(a).

“Series B Liquidation Value” has the meaning set forth in Section 1.

“Series B Parity Securities” has the meaning set forth in Section 1.

“Series B Senior Securities” has the meaning set forth in Section 1.

“Common Stock Availability” has the meaning set forth in Section 6(a).

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation of Series B Convertible Preferred Stock to be duly executed on this 10th day of June, 2008.

INTERNATIONAL TEXTILE GROUP, INC.

By:	/s/ Neil W. Koonce
Name:	Neil W. Koonce
Title:	Vice President and General Counsel